Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated February 27, 2026, relating to the financial statements of Brighthouse Life Insurance Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Form S-3:
No. 333-268427
No. 333-268618
No. 333-276468
No. 333-276469
No. 333-276470

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 27, 2026